CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sit Mutual Funds II, Inc., do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Sit Mutual Funds II, Inc. for the period ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Sit Mutual Funds II, Inc. for the periods presented in the report.

/s/ Roger J. Sit	/s/ Paul E. Rasmussen
Roger J. Sit Chairman Sit Mutual Funds II, Inc.	Paul E. Rasmussen VP, Treasurer Sit Mutual Funds II, Inc.

Dated: May 31, 2016

A signed original of this written statement required by Section 906 has been provided by Sit Mutual Funds II, Inc. and will be retained by Sit Mutual Funds II, Inc. and furnished to the SEC or its staff upon request.